UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2026

Polomar Health Services, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56555	86-1006313
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32866 US Hwy. 19 N, Palm Harbor, FL	34684
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 725-425-7575

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: none

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed by Polomar Health Services, Inc. (the “Company”), effective on March 12, 2025, the Company executed a Product Fulfillment and Distribution Agreement, as amended on March 17, 2025, and Amended and Restated on August 19, 2025 and as amended on September 23, 2025 and December 5, 2025 (the “ForHumanity Agreement”) with ForHumanity, Inc. (“ForHumanity”) and Island Group 40, LLC (“IG4”). On April 23, 2026, the Company received a written notice (the “Notice”) that ForHumanity intends to terminate and rescind the ForHumanity Agreement, among other matters.

The ForHumanity Agreement allows ForHumanity to exclusively market certain of the Company’s pharmaceutical products. Pursuant to the ForHumanity Agreement, the Company shall be solely responsible for fulfilling valid prescriptions for the products referenced in the ForHumanity Agreement. IG4 provides account management services on behalf of the Company.

The ForHumanity Agreement includes the following material terms:

●	The license is for an initial term of forty-two months and may be automatically renewed for additional terms provided ForHumanity meets certain revenue commitments prior to the end of the initial term.

●	There is a guaranteed payment of $750,000 to be made to the Company, of which $500,000 has been paid to date. The Company has granted ForHumanity exclusivity to market products to potential customers through June 30, 2026, in exchange for the $750,000 guaranteed payment, and the exclusivity may be extended through December 31, 2026, provided ForHumanity provides at least $1,750,000 in gross revenue to the Company during the first half of 2026. The ForHumanity Agreement provides for additional exclusivity extensions upon ForHumanity meeting increased revenue goals to the Company, including an extension of exclusivity through June 30, 2027, provided the Company receives gross revenues from ForHumanity of $5,000,000 for the period January 1, 2026 through December 31, 2026.

ForHumanity claimed in the Notice, among other things, that certain of the Company’s representations to it were false and fraudulent, and that ForHumanity was induced into entering into the ForHumanity Agreement as a result of its reliance upon such representations. The Company is evaluating the claims set forth in the notice and believes ForHumanity’s claims are without merit, that ForHumanity does not have standing to terminate the ForHumanity Agreement, and that ForHumanity is in default under the terms of the ForHumanity Agreement.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Polomar Health Services, Inc.

/s/ Terrence M. Tierney
Terrence M. Tierney
President

Date: April 29, 2026